NUMBER

SHARES

TECHNOCONCEPTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

PAR VALUE $0
COMMON STOCK

CUSIP NO. 878610 10 4

THIS CERTIFIES THAT SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0 EACH OF

TECHNOCONCEPTS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

Countersigned and Registered:

CHAIRMAN & PRESIDENT

By

TECHNOCONCEPTS, INC. CORPORATE Seal COLORADO

Authorized Signature